Exhibit 10.2

NOVATEL INC.
AMENDED & RESTATED
EMPLOYEE STOCK OPTION PLAN
(Effective as of July 29, 2005)

This Employee Stock Option Plan (as amended, the “Plan”) provides for the grant of options to acquire common shares (the “Common Shares”) of NovAtel Inc., a corporation organized under the laws of Canada (the “Corporation”). Stock options granted under this Plan that are intended to qualify under Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), are referred to in this Plan as “Incentive Stock Options”. Incentive Stock Options and stock options that do not qualify under Section 422 of the Code (“Non-Qualified Stock Options”) granted under this Plan are referred to as “Options”.

1.	PURPOSES

The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility. As more specifically set forth in Section 6 hereof, the Options to be initially granted under this Plan are to be granted in connection with the initial public offering of the Common Shares of the Corporation.

2.	ADMINISTRATION

This Plan shall be administered by the Board of Directors of the Corporation (the “Board”). If the Board so desires, the Plan shall be administered by the Compensation Committee of the Board (the “Committee”). In the event the Corporation is or becomes subject to the provisions of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board shall attempt to provide for administration of the Plan, insofar as it relates to the participation of officers, directors or shareholders of the Corporation who are subject to the reporting and liability provisions of Section 16 of the Exchange Act (the “Insiders”), in a manner which shall qualify the grant, exercise, expiration or surrender of Options under this Plan for the treatment afforded by United States Securities and Exchange Commission Rule 16b-3, as amended from time to time, or any successor rule or regulatory requirements (the “Rule”). The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provisions of this Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board, or any committee thereof appointed to administer the Plan, is referred to herein as the “Plan Administrator”.

Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to:

(a)	construe and interpret this Plan;

(b)	define the terms used in this Plan;

(c)	prescribe, amend and rescind rules and regulations relating to this Plan not inconsistent with this Plan;

(d)	correct any defect, supply any omission or reconcile any inconsistency in this Plan;

(e)	determine the individuals to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option;

(f)	determine the time or times at which Options shall be granted under this Plan;

(g)	determine the number of Common Shares subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; and

(h)	all other determinations necessary or advisable for the administration of this Plan.

In addition, the Plan Administrator may grant to any officer of the Corporation the authority to grant options and otherwise administer the Plan solely with respect to persons who are not Insiders. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries.

3.	ELIGIBILITY

Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Corporation or any Related Company (as defined below), including employees who are directors of the Corporation (“Employees”). Non-Qualified Stock Options may be granted to Employees and to such other persons other than directors who are not Employees as the Plan Administrator shall select; provided, however that such other persons shall have some relationship with the Corporation and have or will provide some service to the Corporation. Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Corporation or any subsidiary of the Corporation. Options also may be granted in exchange for outstanding Options. Any person to whom an Option is granted under this Plan is referred to as an “Optionee”.

As used in this Plan, the term “Related Company”, when referring to a subsidiary corporation, shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain. When referring to a parent corporation, the term “Related Company” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time of granting of the Option, each of the corporations other than the Corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

4.	SHARES

The Plan Administrator is authorized to grant Options to acquire up to a total of 1,540,000 of the Corporation’s authorized but unissued, or reacquired, Common Shares; provided, however, that the number of Common Shares available for future grant, together the number of Common Shares issuable upon exercise of outstanding Options under this Plan and the NovAtel Directors Stock Option Plan, collectively, may not exceed 13% of the Common Shares outstanding at any time. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 5(m) and Section 6(b)(iii) hereof. In the event that any outstanding Option expires or is terminated for any reason, the Common Shares allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under Section 3 of this Plan.

5.	TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrator (the “Agreement”). Agreements may contain such additional provisions, not inconsistent with this Plan, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

(a)	Number of Shares and Type of Option

Each Agreement shall state the number of Common Shares to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate fair market value (determined at the Date of Grant, as defined below) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Corporation, a Related Company or a predecessor corporation) shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any Option which exceeds the annual limit shall not be void but rather shall be a Non-Qualified Stock Option.

(b)	Date of Grant

Each Agreement shall state the date of approval of the Option or such later date as the Plan Administrator may specify as the effective date of the Option for purposes of this Plan (the “Date of Grant”).

(c)	Option Price

Each Agreement shall state the price per Common Share at which it is exercisable. The exercise price shall be fixed by the Plan Administrator at whatever price the Plan Administrator may determine in the exercise of its sole discretion in good faith; provided that the per share exercise price for an Option shall not be less than the fair market value per Common Share at the Date of Grant as determined by the Plan Administrator in good faith in accordance with the principles set out in Section 5(i); provided further, that with respect to Incentive Stock Options granted to greater than ten percent shareholders of the Corporation (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than 110 percent of the fair market value per Common Share at the Date of Grant; and, provided further, that Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Corporation or any subsidiary of the Corporation may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur. Any repricing of an Option (including the cancellation and exchange of Options) shall require shareholder approval.

(d)	Duration of Options

At the time of the grant of the Option, the Plan Administrator shall designate, subject to paragraph 5(g) below, the expiration date of the Option, which date shall not be later than 10 years from the Date of grant in the case of Incentive Stock Options; provided, that the expiration date of any Incentive Stock Option granted to a greater than ten percent shareholder of the Corporation (as determined with reference to Section 424(d) of the Code) shall not be later than five years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Plan shall expire ten years from the Date of Grant.

(e)	Vesting Schedule

No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant of the Option.

(f)	Acceleration of Vesting

The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Sections 5(m) and 5(n) below.

(g)	Term of Option

Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with Section 5(d) above or as set forth in Section 6(c) hereof; (ii) the expiration of 90 days from the date of an Optionee’s termination of employment or contractual relationship with the Corporation or any Related Company for any reason whatsoever other than death or Disability (as defined below) unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option; or (iii) the expiration of one year from (A) the date of death of the Optionee or (B) cessation of an Optionee’s employment or contractual relationship by reason of Disability (as defined below) unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option. If an Optionee’s employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee’s rights under such Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or county of the Optionee’s domicile at the time of death. For purposes of the Plan, unless otherwise defined in the Agreement, “Disability” shall mean any physical, mental or other health condition which substantially impairs the Optionee’s ability to perform her or his assigned duties for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of an Optionee’s termination of employment or contractual relationship.

Unless accelerated in accordance with Section 5(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Corporation for any reason whatsoever, including death or Disability. If, in the case of an Incentive Stock Option, an Optionee’s relationship with the Corporation changes (e.g., from an Employee to a non-Employee, such as a consultant), such change shall not constitute a termination of an Optionee’s employment with the Corporation but rather the Optionee’s Incentive Stock Option shall automatically be converted into a Non-Qualified Stock Option if the Plan Administrator so determines.

For purposes of this Plan, transfer of employment between or among the Corporation and/or any Related Company shall not be deemed to constitute a termination of employment with the Corporation or any Related Company. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee’s re-employment rights are guaranteed by statute or by contract.

(h)	Exercise of Options

Options shall be exercisable, either all or in part, at any time after vesting, until termination; provided, however, that after registration of any of the Corporation’s securities under Section 12 of the Exchange Act and regardless of when the Option is exercised, any Optionee who is an Insider shall be precluded from selling or transferring any Common Shares or other security underlying an Option during the six (6) months immediately following the grant of that Option. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than 50 shares (as adjusted pursuant to Section 5(m) below) may be exercised; provided, that if the vested portion of any Option is less than 50 shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable. Options or portions thereof may be exercised by giving written notice to the Corporation, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Shares so purchased, which payment shall be in the form specified in Section 5(i) below. The Corporation shall not be obligated to issue, transfer or deliver a certificate of Common Shares to any Optionee, or to his personal representative, until the aggregate exercise price has been paid for all shares for which the Option shall have been exercised and adequate provision has been made by the Optionee for satisfaction of any tax withholding obligations associated with such exercise. Delivery of such certificate shall be made promptly upon such payment and such provisions having been made. During the lifetime of an Optionee, Options are exercisable only by the Optionee.

(i)	Payment upon Exercise of Option.

Upon the exercise of any Option, the aggregate exercise price shall be paid to the Corporation in cash or by certified or cashier’s cheque. In addition, upon approval of the Plan Administrator, in his sole discretion, an Optionee may elect to pay for all or any portion of the aggregate exercise price by (1) having the Corporation withhold Common Shares otherwise deliverable to the Optionee upon such exercise in payment for such exercise price, (2) delivering to the Corporation Common Shares previously held by such Optionee, or (3) complying with any other payment mechanism approved by the Plan Administrator from time to time. The Common Shares received upon the exercise of Options shall have a fair market value at the date of exercise as reasonably determined by the Plan Administrator, applying the principles set forth below, equal to the aggregate exercise price (or portion thereof) to be paid by the Optionee upon such exercise.

For the purposes of this agreement, fair market value of the Common Shares shall be determined as follows:

(1)	If the Common Shares are listed on any established stock exchange or a national market system including without limitation the National Market System of the National Associations of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its fair market value shall be the closing price for such shares (or the closing bid, if no sales were reported, as quoted on such system or exchange for the last market trading day prior to the time of determination) as reported in the Wall Street Journal or such other source as the Plan Administrator deems reliable;

(2)	If the Common Shares are quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high and low asked prices for the Common Shares or;

(3)	In the absence of an established market for the Common Shares, the fair market value thereof shall be determined in good faith by the Plan Administrator.

(j)	Rights as a Shareholder.

An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until such Optionee becomes a record holder of such shares, irrespective of whether such Optionee has given notice of exercise. Subject to the provisions of Sections 5(m), 5(n) and 6(b) hereof, no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Shares for which the record date is prior to the date the Optionee becomes a record holder of the Common Shares covered by the Option, irrespective of whether such Optionee has given notice of exercise.

(k)	Transfer of Option.

Unless otherwise specified in the Agreement or by the Plan Administrator, Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by the Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

(l)	Securities Regulation and Tax Withholding.

(1)	As a condition to the exercise of an Option, if there is not then an effective registration statement under the United States Securities Act of 1933, as amended, and applicable state securities laws covering the sale of the Common Shares upon such exercise or covering the resale of such Common Shares by the Optionee, the Plan Administrator may require the Optionee to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares, a stop-transfer order against such shares may be placed on the stock books and records of the Corporation, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with federal, provincial and state securities laws.

(2)	As a condition to the exercise of any Option granted under this Plan, the Optionee shall make such arrangements as the Plan Administrator may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Plan Administrator may, in its sole discretion, permit an Optionee to satisfy such withholding tax obligations by (1) having the Corporation withhold Common Shares otherwise deliverable to the Optionee upon such exercise in payment for such obligations, or (2) delivering to the Corporation Common Shares previously held by such Optionee. The Common Shares received or withheld shall have a fair market value at the date of exercise (at the then trading price of the Common Shares if the Common Shares are then publicly traded or, otherwise, as reasonably determined by the Plan Administrator) equal to the aggregate amount of such obligations.

(3)	The issuance, transfer or delivery of certificates of Common Shares pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the federal, provincial and state securities laws and the withholding provisions of the Code have been met. However, such delay shall not be unreasonable.

(m)	Stock Dividend, Reorganization or Liquidation.

(1)	If (i) the Corporation shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations thereunder; (ii) the Corporation shall declare a dividend payable in, or shall subdivide or combine, its Common Shares or (iii) any other event with substantially the same effect shall occur, the Plan Administrator shall, with respect to each outstanding Option, proportionately adjust the number of Common Shares and/or the exercise price per share so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of Common Shares subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Corporation or the Corporation’s shareholders.

(2)	If the Corporation is liquidated or dissolved, the holders of any outstanding Options shall have the right to exercise all or any part of the unvested portion of the Options held by them; provided,

however, that such Options must be exercised prior to the effective date of such liquidation or dissolution. If the Option holders do not exercise their Options prior to such effective date, each outstanding Option shall terminate as of the effective date of the liquidation or dissolution.

(3)	The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrator, or by any successor administrator of this Plan, or by the applicable terms of any assumption or substitution document.

(4)	The grant of an Option shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

(n)	Change in Control.

Any and all Options that have been outstanding under the Plan for at least six (6) months at the time of occurrence of any of the events (a “Change in Control”) described in paragraphs (1), (2) and (3) below (an “Eligible Option”) shall become immediately vested and fully exercisable for the periods indicated (each such exercise period referred to as an “Acceleration Window”):

(1)	For a period of 45 days beginning on the day on which any “Person”, as such term is used in sections 13(d) and 14(d) of the Exchange Act (other than a shareholder of the Corporation on the date of this Plan, the Corporation, a subsidiary or an employee benefit plan of the Corporation, including any trustee of such plan acting as trustee) together with all affiliates and associates of such Person, becomes, after the date of this Plan, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of 50% or more of the Common Shares then outstanding;

(2)	Beginning on the date that a tender or exchange offer for Common Shares by any Person (other than the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or of any subsidiary of the Corporation, or any Person organized, appointed or established by the Corporation for or pursuant to the terms of any such employee benefit plan) is first published or sent or given within the meaning of Rule 14d-2 under the Exchange Act, and continuing so long as such offer remains open (including any extensions or renewals of such offer), unless by the terms of such offer the offeror, upon consummation thereof, would be the Beneficial Owner of less than 50% of the Common Shares then outstanding; or

(3)	For a period of 20 days beginning on the day on which the shareholders of the Corporation duly approve any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than 50% of the outstanding Common Shares into securities of any entity, or cash, or property, or a combination of any of the foregoing, provided that the holder has agreed in writing to waive his or her rights, if any, arising under the second paragraph of Section 5(m) above in connection with completion of any of the transactions described in this clause;

provided, however, that with respect to the event specified in paragraph (1) above, such accelerated vesting shall not occur if the event that would otherwise trigger the accelerated vesting of Eligible Options has received the prior approval by the affirmative vote of a majority of all of the directors of the Corporation, excluding for such purposes the votes of directors who are directors or officers of, or have a material financial interest in any entity (other than the Corporation) who is a party to the event specified in paragraph (1) above.

The exercisability of any Eligible Option which remains unexercised following expiration of an Accelerating Window shall be governed by the vesting schedule and other terms of the Agreement representing such Option.

(o)	Buyout Provision.

The Plan Administrator may at any time offer to buy out for a payment in cash or Common Shares, an Option previously granted, based on such terms and conditions as the Plan Administrator shall establish and communicate to the Optionee at the time that such offer is made.

6.	INITIAL GRANT OF OPTIONS.

Initial options to purchase, in the aggregate 592,000 Common Shares (subject to adjustment as set forth in Section 5(m) and Section 6(b) hereof) shall be granted under this Plan from the 740,000 Shares reserved for issuance referred to in Section 3 hereof to certain officers, directors and employees of the Corporation concurrent with the Corporation completing its initial public offering (the “IPO”) of securities (the “Initial Options”). The Initial Options shall have the terms specified in this Section 6. The Initial Options shall be subject to all of the provisions of this Plan except that, to the extent any of the other provisions of this Plan are inconsistent with the terms specified in this Section 6, then the terms specified in this Section 6 shall control.

(a)	Initial Exercise Price.

The initial exercise price of each Initial Option shall be the offering price per share stated in the IPO.

(b)	Expiration Date.

Subject to the provisions of Section 5(g), the expiration date of each Initial Option shall be 10 years from the Date of Grant.

(c)	Vesting.

Subject to the provisions of Section 5(g), the vesting schedule for each Initial Option shall be as follows: 40% of total Option vests one year following the Date of Grant; 70% of total Option vests two years following the Date of Grant and 100% of total Option vests three years following the Date of Grant.

(d)	Option Agreement.

The agreement under which each Initial Option shall be issued shall be in the form determined by the Plan Administrator.

(e)	Dollar Amounts.

All dollar amounts in this Section 6 shall be United States Dollars.

7.	EFFECTIVE DATE; TERM.

This Plan shall be effective upon its adoption by the Board. Incentive Stock Options may be granted by the Plan Administrator from time to time thereafter until the tenth anniversary of the Effective Date. Non-Qualified Stock Options may be granted until this Plan is terminated by the Board in its sole discretion. Termination of this Plan shall not terminate any Option granted prior to such termination. This Plan was last amended by the Board on June 1, 2005, which amendments were approved by the shareholders of the Corporation on July 29, 2005).

8.	NO OBLIGATIONS TO EXERCISE OPTION.

The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

9.	NO RIGHT TO OPTIONS OR TO EMPLOYMENT.

Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Corporation or any Related Company, express or implied, that the Corporation or any Related Company will employee or contract with an Optionee for any length of time, nor shall it interfere in any way with the Corporation’s or, where applicable, a Related Company’s right to terminate Optionee’s employment at any time, which right is hereby reserved.

10.	APPLICATION OF FUNDS.

The proceeds received by the Corporation from the sale of Common Shares issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

11.	INDEMNIFICATION OF PLAN ADMINISTRATOR.

In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Corporation for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Corporation), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for wilful misconduct; provided, that within thirty (30) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Corporation of such action, suit or proceeding, so that the Corporation may have the opportunity to make appropriate arrangements to prosecute or defend the same.

12.	AMENDMENT OF PLAN.

The Plan Administrator may, at any time, modify, amend or terminate this Plan and Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided, however, that (a) any amendment for which shareholder approval is required by the Rule in order for the Plan to be eligible or continue to qualify for the benefits of the Rule shall be subject to approval of the requisite percentage of the shareholders of the Corporation in accordance with the Rule and (b) any material amendment to this Plan shall require shareholder approval; and provided, further, however, that no such modification, amendment or termination shall deprive any optionee of any rights with respect to any Option then outstanding. For these purposes, a material amendment would include, but not be limited to, the following: (1) any material increase in the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction); (2) any material increase in benefits to participants, including any material change to: (i) permit a repricing (or decrease in exercise price) of outstanding options, (ii) reduce the price at which shares or options to purchase shares may be offered, or (iii) extend the duration of the Plan; (3) any material expansion of the class of participants eligible to participate in the Plan; and (4) any expansion in the types of options or awards provided under the Plan. Without limiting the generality of the foregoing, the Plan Administrator may modify grants to persons who are eligible to receive Options under this Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.